Exhibit 99.1

Pattern Energy Reports First Quarter 2019 Financial Results
- Declares dividend of $0.4220 per Class A common share for second quarter 2019 -

SAN FRANCISCO, California, May 10, 2019 - Pattern Energy Group Inc. (the “Company” or “Pattern Energy”) (NASDAQ & TSX: PEGI) today announced its financial results for the 2019 first quarter.

Highlights
(Figures reported below are for the first quarter of fiscal 2019, unless otherwise noted)

•	Proportional gigawatt hours (“GWh”) sold of 2,116 GWh, down 1%

•	Net loss of $46 million

•	Cash available for distribution (“CAFD”) of $53 million, up 23% and on track to meet full year guidance(1)

•	Adjusted EBITDA of $98 million, down 6%

•	Revenue of $135 million, up 21%

•	Declared a second quarter dividend of $0.4220 per Class A common share or $1.688 on an annualized basis, subsequent to the end of the period, unchanged from the previous quarter's dividend

•	Increased Pattern Energy's total capital invested in Pattern Development to $190 million by fulfilling capital calls since January 1, 2019

•
Added 400 megawatts ("MW") of new wind projects to the identified right of first offer (“ROFO”) list, consisting of three projects in New Mexico with contracted sales to purchasers in the California market

“We continue to demonstrate a strong ability to manage the business for the wind variability experienced. We are on track for our 2019 full year guidance target with our effective capital management and growth strategy, despite wind resource levels that were below the long-term average in the Eastern United States,” said Mike Garland, CEO of Pattern Energy. “We are executing our strategy to grow our CAFD per share through 2020 without the requirement to issue new common equity. The actions we are taking are meant to ensure that we can maintain our dividend, drive down our payout ratio and fund the acquisition of identified ROFO projects. We have expanded our identified ROFO list to 1.3 GW with new projects in New Mexico during the quarter. Our investment in Pattern Development remains on track to deliver meaningful growth beyond 2019.”
(1) The forward looking measure of 2019 full year cash available for distribution (CAFD) is a non-GAAP measure that cannot be reconciled to net income as the most directly comparable GAAP financial measure without unreasonable effort primarily because of the uncertainties involved in estimating forward-looking mark-to-market changes in derivatives and proportionate share of earnings from unconsolidated investments to arrive at net income and which are subtracted therefrom to arrive at CAFD.  A description of the adjustments to determine CAFD can be found within Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operations - Key Performance Metrics, of Pattern Energy's 2019 Quarterly Report on Form 10-Q for the period ended March 31, 2019.

Financial and Operating Results
Pattern Energy sold 2,115,855 megawatt hours (“MWh”) of electricity on a proportional basis in the first quarter of 2019, compared to 2,135,715 MWh sold in the same period last year. The 1% decrease in the quarterly period was primarily due to volume decreases as a result of divestitures in 2018 and unfavorable wind conditions partially offset by volume increases due to acquisitions in 2018 and less curtailment and congestion in the first quarter of 2019.
Net loss was $46 million in the first quarter of 2019, compared to a net loss of $13 million for the same period last year. The increase of $33 million in net loss in the quarterly period was primarily attributable to a $24 million increase in net loss at the operating business segment, mainly due to losses at existing projects, divestitures in 2018, derivative losses and a $10 million increase in the share of net loss at the development investment segment, which included impairment expense and increased cost of development including legal, professional and related party administrative expense.
Adjusted EBITDA decreased 6% to $98 million for the first quarter of 2019, compared to $104 million for the same period last year. The $6 million decrease in the quarterly period was primarily due to decreases of $13 million due to divestitures in 2018 and $10 million due to losses at our development investment segment. These decreases in Adjusted EBITDA were partially offset by increases of $16 million from new projects acquired in 2018 and $2 million from projects fully operational in both periods.

Cash available for distribution increased 23% to $53 million for the first quarter of 2019, compared to $43 million for the same period last year. The $10 million increase in the quarterly period was primarily due to increases of $9 million from projects fully operational in both periods and $7 million from new projects acquired in 2018, partially offset by a decrease of $6 million due to divestitures in 2018.
2019 Financial Guidance
Pattern Energy is re-confirming its targeted annual cash available for distribution(1) for 2019 within a range of $160 million to $190 million. For the full year 2020, Pattern Energy expects annual cash available for distribution(1) in a range of $185 million to $225 million.
(1) The forward looking measures of 2019 and 2020 full year cash available for distribution (CAFD) are non-GAAP measures that cannot be reconciled to net income as the most directly comparable GAAP financial measure without unreasonable effort primarily because of the uncertainties involved in estimating forward-looking mark-to-market changes in derivatives and proportionate share of earnings from unconsolidated investments to arrive at net income and which are subtracted therefrom to arrive at CAFD. A description of the adjustments to determine CAFD can be found within Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operations - Key Performance Metrics, of Pattern Energy's 2019 Quarterly Report on Form 10-Q for the period ended March 31, 2019.
Quarterly Dividend
Pattern Energy declared a dividend for the second quarter 2019, payable on July 31, 2019, to holders of record on June 28, 2019 in the amount of $0.4220 per Class A common share, which represents $1.688 on an annualized basis. The amount of the second quarter 2019 dividend is unchanged from the first quarter 2019 dividend.
Acquisition Pipeline
Pattern Development (formerly referred to as Pattern Energy Group 2 LP or Pattern Development 2.0) and Pattern Energy Group LP (formerly referred to as Pattern Development 1.0) have a pipeline of development projects totaling more than 10 gigawatts ("GW"). Pattern Energy has a ROFO on the pipeline of acquisition opportunities from these two companies. The identified ROFO list stands at 1.3 GW of total capacity and represents a portion of the pipeline of development projects, which are subject to Pattern Energy’s ROFO. Since its IPO, Pattern Energy has purchased, or agreed to purchase, more than 1.6 GW from Pattern Energy Group LP and Pattern Development and in aggregate grown the identified ROFO list from 746 MW to more than 2 GW.
Pattern Energy has removed the 80 MW Crazy Mountain Wind project, located in Sweet Grass County, Montana, from its identified ROFO list due to the likelihood that the project will not continue as a result of a court order which has currently halted further development at the project.

Below is a summary of the identified ROFO projects that Pattern Energy has the right to purchase from Pattern Development and Pattern Energy Group LP in connection with its respective purchase rights:

						Capacity (MW)
Identified ROFO Projects	Status	Location	Construction Start (1)	Commercial Operations (2)	Contract Type	Rated (3)	Pattern Development Companies Owned (4)
Pattern Energy Group LP
Belle River	Operational	Ontario	2016	2017	PPA	100	43
North Kent	Operational	Ontario	2017	2018	PPA	100	35
Henvey Inlet	In construction	Ontario	2017	2019	PPA	300	150
Pattern Development
Grady	In construction	New Mexico	2018	2019	PPA	220	188
Sumita	Late stage development	Japan	2020	2022	PPA	100	55
Ishikari	Late stage development	Japan	2020	2022	PPA	112	112
Corona Wind Project(s)	Late stage development	New Mexico	2020	2021	PPA	400	340
						1,332	923

(1)	Represents year of actual or anticipated commencement of construction.

(2)	Represents year of actual or anticipated commencement of commercial operations.

(3)
Rated capacity represents the maximum electricity generating capacity of a project in MW. As a result of weather and other conditions, a project will not operate at its rated capacity at all times and the amount of electricity generated may be less than its rated capacity. The amount of electricity generated may vary based on a variety of factors.

(4)
Pattern Development Companies-Owned capacity represents the maximum, or rated, electricity generating capacity of the project in MW multiplied by Pattern Energy Group LP's or Pattern Development's percentage ownership interest in the distributable cash flow of the project.

Pattern Energy Group Inc. Consolidated Statements of Operations (In millions of U.S. dollars, except share data) (Unaudited)
	Three months ended March 31,
	2019	2018
Revenue:
Electricity sales	$123	$102
Other revenue	12	10
Total revenue	135	112
Cost of revenue:
Project expense	40	35
Transmission costs	6	7
Depreciation, amortization and accretion	83	55
Total cost of revenue	129	97
Gross profit	6	15
Operating expenses:
General and administrative	11	11
Related party general and administrative	4	4
Total operating expenses	15	15
Operating income (loss)	(9)	—
Other income (expense):
Interest expense	(26)	(25)
Gain on derivatives	1	6
Earnings (loss) in unconsolidated investments, net	(6)	18
Net loss on transactions	—	(1)
Other expense, net	(2)	(4)
Total other expense	(33)	(6)
Net loss before income tax	(42)	(6)
Income tax provision	4	7
Net loss	(46)	(13)
Net loss attributable to noncontrolling interest	(16)	(149)
Net income (loss) attributable to Pattern Energy	$(30)	$136

Weighted-average number of common shares outstanding
Basic	97,568,427	97,428,388
Diluted	97,568,427	105,564,491
Net income (loss) per share attributable to Pattern Energy
Basic	$(0.31)	$1.39
Diluted	$(0.31)	$1.32

Adjusted EBITDA and Cash Available for Distribution Non-GAAP Reconciliations
The following tables present a reconciliation of Adjusted EBITDA and cash available for distribution to net loss, the most directly comparable GAAP financial measure, for the periods indicated (unaudited and in millions):

	Three months ended March 31,
	2019	2018
Net loss	$(46)	$(13)
Plus:
Interest expense, net of interest income	25	25
Income tax provision	4	7
Depreciation, amortization and accretion	89	63
EBITDA	$72	$82
Unrealized loss on derivatives	5	5
Other	1	—
Plus, proportionate share from unconsolidated investments:
Interest expense, net of interest income	6	9
Depreciation, amortization and accretion	6	9
(Gain) loss on derivatives	8	(1)
Adjusted EBITDA	$98	$104
Plus:
Distributions from unconsolidated investments	14	20
Release of restricted cash	—	2
Stock-based compensation	1	1
Less:
Unconsolidated investment earnings and proportionate shares for EBITDA	(15)	(38)
Interest expense, less non-cash items and interest income	(23)	(23)
Income taxes	(1)	—
Distributions to noncontrolling interests	(11)	(9)
Principal payments paid from operating cash flows	(10)	(14)
Cash available for distribution	$53	$43

Weighted-average number of common shares outstanding
Basic	97,568,427	97,428,388

Cash available for distribution per share
Basic	$0.54	$0.44

Pattern Energy Group Inc. Consolidated Balance Sheets (In millions of U.S. dollars, except share and par value data) (Unaudited)
	March 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$93	$101
Restricted cash	—	4
Counterparty collateral	6	6
Trade receivables	74	50
Derivative assets, current	7	14
Prepaid expenses	13	18
Deferred financing costs, current, net of accumulated amortization of $3 and $3 as of March 31, 2019 and December 31, 2018, respectively	2	2
Other current assets	27	16
Total current assets	222	211
Restricted cash	15	18
Major construction advances	86	84
Construction in progress	277	259
Property, plant and equipment, net	4,052	4,119
Unconsolidated investments	257	270
Derivative assets	7	9
Deferred financing costs	8	8
Net deferred tax assets	7	5
Intangible assets, net	215	219
Goodwill	58	58
Other assets	108	34
Total assets	$5,312	$5,294

Pattern Energy Group Inc. Consolidated Balance Sheets (In millions of U.S. dollars, except share and par value data) (Unaudited)
	March 31,	December 31,
	2019	2018
Liabilities and equity
Current liabilities:
Accounts payable and other accrued liabilities	$83	$67
Accrued construction costs	13	27
Counterparty collateral liability	6	6
Accrued interest	7	14
Dividends payable	42	42
Derivative liabilities, current	3	2
Revolving credit facility, current	234	198
Current portion of long-term debt, net	59	56
Asset retirement obligation, current	24	24
Contingent liabilities, current	7	31
Other current liabilities	23	11
Total current liabilities	501	478
Revolving credit facility	24	25
Long-term debt, net	2,045	2,004
Derivative liabilities	45	31
Net deferred tax liabilities	118	117
Intangible liabilities, net	47	56
Contingent liabilities	142	142
Asset retirement obligations	187	185
Other long-term liabilities	132	71
Contract liability	27	26
Total liabilities	3,268	3,135
Commitments and contingencies
Equity:
Class A common stock, $0.01 par value per share: 500,000,000 shares authorized; 98,251,544 and 98,051,629 shares outstanding as of March 31, 2019 and December 31, 2018, respectively	1	1
Additional paid-in capital	1,090	1,130
Accumulated loss	(57)	(27)
Accumulated other comprehensive loss	(73)	(52)
Treasury stock, at cost; 247,995 and 223,040 shares of Class A common stock as of March 31, 2019 and December 31, 2018, respectively	(5)	(5)
Total equity before noncontrolling interest	956	1,047
Noncontrolling interest	1,088	1,112
Total equity	2,044	2,159
Total liabilities and equity	$5,312	$5,294

Pattern Energy Group Inc. Consolidated Statements of Cash Flows (In millions of U.S. dollars) (Unaudited)
	Three months ended March 31,
	2019	2018
Operating activities
Net loss	$(46)	$(13)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	90	62
Loss on derivatives	5	4
Stock-based compensation	1	1
Deferred taxes	3	7
(Earnings) losses in unconsolidated investments, net	6	(18)
Distributions from unconsolidated investments	7	14
Changes in operating assets and liabilities:
Counterparty collateral asset	—	12
Trade receivables	(23)	(6)
Other current assets	(6)	2
Other assets (non-current)	(11)	(1)
Accounts payable and other accrued liabilities	15	(19)
Counterparty collateral liability	—	(12)
Other current liabilities	(31)	(9)
Other long-term liabilities	(2)	4
Net cash provided by operating activities	8	28
Investing activities
Cash paid for acquisitions and investments, net of cash and restricted cash acquired	(7)	(193)
Capital expenditures	(40)	(61)
Distributions from unconsolidated investments	7	—
Other assets	—	(17)
Net cash used in investing activities	(40)	(271)

Pattern Energy Group Inc. Consolidated Statements of Cash Flows (In millions of U.S. dollars) (Unaudited)
	Three months ended March 31,
	2019	2018
Financing activities
Dividends paid	(42)	(41)
Capital contributions - noncontrolling interest	5	—
Capital distributions - noncontrolling interest	(11)	(9)
Payment for financing fees	—	(6)
Proceeds from short-term debt	75	283
Repayment of short-term debt	(41)	(35)
Proceeds from long-term debt and other	45	113
Repayment of long-term debt and other	(8)	(19)
Payment for termination of designated derivatives	(3)	—
Other financing activities	(1)	—
Net cash provided by financing activities	19	286

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2)	(1)

Net change in cash, cash equivalents and restricted cash	(15)	42
Cash, cash equivalents and restricted cash at beginning of period	123	138
Cash, cash equivalents and restricted cash at end of period	$108	$180
Supplemental disclosures
Cash payments for income taxes	$14	$—
Cash payments for interest expense	$29	$33
Schedule of non-cash activities
Change in property, plant and equipment	$10	$122
Conference Call and Webcast
Pattern Energy will host a conference call and webcast to discuss these results at 10:30 a.m. Eastern Time on Friday, May 10, 2019. Mike Garland, CEO, and Esben Pedersen, CFO, will co-chair the call. Participants should call (888) 231-8191 or (647) 427-7450 and ask an operator for the Pattern Energy earnings call. Please dial in 10 minutes prior to the call to secure a line. A replay will be available shortly after the call. To access the replay, please dial (855) 859-2056 or (416) 849-0833 and enter access code 4078346. The replay recording will be available until 11:59 p.m. Eastern Time, May 31, 2019.
A live webcast of the conference call with a presentation that accompanies the call will be also available on the events page in the invest section of Pattern Energy’s website at www.patternenergy.com. An archived webcast will be available for one year.
About Pattern Energy
Pattern Energy Group Inc. (Pattern Energy) is an independent power company listed on the Nasdaq Global Select Market and Toronto Stock Exchange. Pattern Energy has a portfolio of 24 renewable energy projects with an operating capacity of approximately 4 GW in the United States, Canada and Japan that use proven, best-in-class technology. Pattern Energy’s wind and solar power facilities generate stable long-term cash flows in attractive markets and provide a solid foundation for the continued growth of the business. For more information, visit www.patternenergy.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, including statements regarding the ability to achieve the 2019 full year guidance target and grow CAFD per share through 2020 without the requirement to issue new common equity; the ability to maintain the dividend, drive down the payout ratio, and fund the acquisition of identified ROFO projects; and the ability of the investment in Pattern Development to deliver meaningful growth beyond 2019. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Company's annual report on Form 10-K and any quarterly reports on Form 10-Q. The risk factors and other factors noted therein could cause actual events or the Company's actual results to differ materially from those contained in any forward-looking statement.
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Contacts:

Media Relations Matt Dallas 917-363-1333 matt.dallas@patternenergy.com	Investor Relations Ross Marshall 416-526-1563 ross.marshall@loderockadvisors.com